Exhibit (b)(i)

STERION INCORPORATED

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

On November 26, 2003, Sterion Incorporated (“Sterion” or the “Company”) completed the purchase through its newly-created, wholly-owned subsidiary, LifeSafe Services, Inc., a Minnesota corporation (“LifeSafe”), of certain assets and liabilities of SOS International, Inc. (“SOS”) and Complient Corporation (“Complient”) relating to SOS’s business of buying, leasing and servicing emergency oxygen tanks.  Substantially all of the outstanding capital stock of SOS is held by Complient.

The unaudited pro forma balance sheet set forth below gives effect to the purchase as if it had been consummated on October 1, 2002 and the unaudited pro forma statements of operations set forth below gives effect to the purchase as if it had been consummated on October 1, 2002.  The pro forma adjustments reflecting the consummation of the purchase are based upon the purchase method of accounting and upon the assumptions set forth in the notes hereto.  This pro forma information should be read in conjunction with the audited and unaudited financial statements and notes thereto of the Oxygen Business of Complient that are included in this document.

The unaudited pro forma financial information is presented in accordance with Article 11 of the Securities and Exchange Commission’s Regulation S-X.

Certain costs and expenses presented in these financial statements have been allocated based on management’s estimates of the cost of services provided to Complient.  Management uses different methodologies to allocate the costs to Complient, such as percentage of revenues, headcount, work volume, and floor space.  The methodology is chosen by management based on specific situation and these methods are consistently applied each year, where appropriate.  Management believes these allocations are based on assumptions that are reasonable under the circumstances.

The historical operating results may not be indicative of the future results of Complient should it be operated as a stand alone entity.  The pro forma adjustments do not reflect any operating efficiencies and cost savings which may be achievable with respect to the combined companies. In addition, the pro forma adjustments do not reflect any operating inefficiencies or extra expenses which might occur with respect to the combined companies.

These pro forma financial statements do not purport to present results, which would actually have been obtained if the transaction had been in effect during the period covered, or any future results which may in fact be realized.

The following information is not necessarily indicative of the financial position that would have occurred had the purchase been consummated on the date which the consummation of the purchase is assumed to occur.  For purposes of preparing Sterion's consolidated financial statements, Sterion will establish a new basis for the business’ acquired assets and assumed liability based upon the fair values thereof. A final determination of the required purchase accounting adjustments, including the allocation of the purchase price to the assets acquired and liability assumed based on their respective fair values, has not yet been made. Accordingly, the purchase accounting adjustments made in connection with the development of the pro forma combined financial information are preliminary and have been made solely for purposes of developing such pro forma combined financial information.  Sterion will undertake a study to determine the fair value of the assets acquired and liabilities assumed and will make appropriate purchase accounting adjustments upon completion of that study. The actual financial position will differ, perhaps significantly, from the pro forma amounts reflected herein because of a variety of factors, including access to additional information and changes in value and operating results between the dates of the pro forma financial information data and the date on which the purchase is consummated.

STERION INCORPORATED AND SUBSIDIARIES
UNAUDITED PRO FORMA COMBINED BALANCE SHEETS
SEPTEMBER 30, 2003

		Oxygen
		Business of			Record
		Complient Corp	Eliminate		revised		Debt
	Sterion Inc	(Complient)	Historical		Purchase		Transactions
	Historical	Historical	Complient		Accounting for		Related to		Pro Forma
	Sept. 30, 2003	Sept . 30, 2003	Balance Sheet		Complient		Purchase		Combined
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$1,762,819	$ 6,196	$ (6,196)	(C)	$ 0		$(984,360)	(G)	$ 778,459
Warrant proceeds due from trustee	1,600	0	0		0		0		1,600
Accounts receivable, net	994,629	145,127	(145,127)		295,809	(A)	0		1,290,438
Inventories, net	3,176,910	25,890	(25,890)		52,891	(A)	0		3,229,801
Deferred income taxes	144,000	0	0		0		0		144,000
Other current assets	268,901	4,343	(4,343)	(C)	0		0		268,901
Total Current Assets	6,348,859	181,556	(181,556)		348,700		(984,360)		5,713,199

PROPERTY AND EQUIPMENT, NET	1,568,847	771,776	(771,776)		2,204,414	(A)	0		3,773,261

OTHER ASSETS
Intangible assets, net	118,105	0	0		950,000	(A)	0		1,068,105
Goodwill	356,439	2,570,157	(2,570,157)		150,000	(A)	0		506,439
Cash surrender value of life insurance, net	41,351	0	0		0		0		41,351
Total of Other Assets	515,895	2,570,157	(2,570,157)		1,100,000		0		1,615,895

TOTAL ASSETS	$8,433,601	$3,523,489	$(3,523,489)		$3,653,114		$ (984,360)		$11,102,355

LIABILITIES AND STOCKHOLDERS EQUITY
CURRENT LIABILITIES
Line of Credit, bank	$ 0	$ 0	$ 0		$ 0		$ 699,999	(G)	$ 699,999
Current portion of long-term debt	116,820	956,189	(956,189)	(C)	0		162,054	(G)	278,874
Current portion of capital lease obligations	4,681	0	0		0		0		4,681
Accounts payable	731,300	27,114	(27,114)		27,114	(A)	0		758,414
Accrued payroll and related taxes	244,892	29,628	(29,628)		45,000	(A)	0		289,892
Deferred servicing costs	0	981,917	(981,917)		806,000	(A)	0		806,000
Other accrued expenses	52,977		0		75,000	(A)&(B)	0		127,977
Total Current Liabilities	1,150,670	1,994,848	(1,994,848)		953,114		862,053		2,965,837

LONG-TERM LIABILITIES
Long-term debt, net of current portion	1,236,933	2,852,995	(2,852,995)	(C)	2,700,000	(A)	(1,846,413)	(G)	2,090,520
Deferred income taxes	44,000	0	0		0		0		44,000
Total Liabilities	2,431,603	4,847,843	(4,847,843)		3,653,114		(984,360)		5,100,357

STOCKHOLDERS' EQUITY
Common Stock	17,384	0	0		0		0		17,384
Additional paid in capital	3,144,494	0	0		0		0		3,144,494
Retained earnings	2,914,997	0	0		0		0		2,914,997
Complient Corporation net
investment deficit	0	(1,324,354)	1,324,354		0		0		0
Deferred compensation	(74,877)	0	0		0		0		(74,877)
Total Stockholders' Equity (deficit)	6,001,998	(1,324,354)	1,324,354		0		0		6,001,998
TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY	$8,433,601	$3,523,489	$(3,523,489)		$3,653,114		$(984,360)		$11,102,355

STERION INCORPORATED AND SUBSIDIARIES
UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS
FOR THE YEAR ENDED SEPTEMBER 30, 2003

		Oxygen Business of
		Complient Corp
	Sterion Incorporated	For the twelve
	Historical	Months ended	Purchase		Pro Forma
	September 30, 2003	September 30, 2003	Adjustments		Combined

SALES, NET	$9,023,956	$2,479,711	$0		$11,503,667

COST OF GOODS SOLD	5,366,774	937,349	42,981	(D)	6,347,104

Gross Profit	3,657,182	1,542,362	(42,981)		5,156,563

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	4,059,831	941,808	77,655	(D)	5,079,294
LOSS ON IMPAIRMENT OF GOODWILL	0	3,147,290	(3,147,290)	(E)	0
Total operating expenses	4,059,831	4,089,098	(3,069,635)		5,079,294

Income (Loss) from Operations	(402,649)	(2,546,736)	3,026,654		77,269

OTHER INCOME (EXPENSE)
Interest expense	(120,162)	(199,512)	195,511	(D)	(124,163)
Investment income	7,344	0	0		7,344
Gain on sale of certain container division	550,000	0	0		550,000
Other income	117	0	0		117
Net Other Income (Expense)	437,299	(199,512)	195,511		433,298

Income Before Income Taxes	34,650	(2,746,248)	3,222,165		510,567

PROVISION FOR INCOME TAXES	13,100	0	168,900	(F)	182,000

NET INCOME	$21,550	$(2,746,248)	$3,053,265		$328,567

NET EARNINGS PER SHARE
Basic	$0.01	N/A	N/A		$0.19
Diluted	$0.01	N/A	N/A		$0.18

WEIGHTED AVERAGE COMMON AND COMMON
EQUIVALENT SHARES OUTSTANDING
Basic	1,729,585	N/A	N/A		1,729,585
Diluted	1,818,868	N/A	N/A		1,818,868

STERION INCORPORATED

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

SEPTEMBER 30, 2003

1) DESCRIPTION OF THE TRANSACTION

On November 26, 2003, Sterion Incorporated (Sterion or the Company) completed the purchase through its newly-created, wholly-owned subsidiary, LifeSafe Services, Inc., a Minnesota corporation (“LifeSafe”), of certain assets and liabilities of SOS International, Inc. (“SOS”) and Complient Corporation (“Complient”) relating to SOS’s business of buying, leasing and servicing emergency oxygen tanks.  Substantially all of the outstanding capital stock of SOS is held by Complient.

The purchase was pursuant to an Asset Purchase Agreement with a purchase price for the net assets acquired of $2.7 million, which the Company paid through a loan plus the assumption of certain liabilities.  The terms of the loan requires monthly principal and interest payments of approximately $27,900 at an interest rate of prime plus 0.5% (4.5% at the date the loan was obtained) through November 1, 2008.  The loan is secured by all assets acquired.  The reason for the purchase was to use the assets acquired from SOS and Complient to continue the SOS business of buying, leasing and servicing emergency oxygen tanks and expand the medical markets the Company is currently selling products to.  The consideration for the purchase was determined through arm's-length negotiations between the Company, LifeSafe, SOS and Complient.  The purchase also included the assumption by LifeSafe from Complient of a Lease dated December 21, 2000, as amended, for approximately 5,000 square foot portion of a building located in Jacksonville, Florida.  LifeSafe intends to use the assets acquired from SOS and Complient to continue the SOS business of buying, leasing and servicing emergency oxygen tanks.

The following unaudited combined balance sheets as of September 30, 2003 give effect to the transaction as if it occurred on September 30, 2003 and unaudited combined statements of operations give effect to the transaction as if it occurred on October 1, 2002.

(2) DESCRIPTION OF PRO FORMA ADJUSTMENTS

(a) The carrying value assigned to franchise licenses ($400,000), customer lists ($350,000), and covenant not to compete ($200,000) (intangible assets, net) and goodwill is based on the purchase price over the amounts assigned to the identifiable assets acquired and liabilities assumed. The allocation of the purchase price is as follows:

Total cash consideration	$2,700,000
Add: transaction costs	75,000
Add: liabilities assumed	72,114
Add: deferred revenues	806,000
Total consideration	$3,653,114

Less: Net tangible assets acquired (**)	2,553,114
Less: Goodwill	150,000

Intangible assets, net	$950,000

** Total net tangible assets acquired include accounts receivable, inventories, and property and equipment.  The allocation to accounts receivable, inventories and property and equipment based on fair value is $295,809, $52,891 and $2,204,414, respectively.

(b)

The other accrued expenses adjustment represents the accrued estimated transaction costs to be incurred as a result of the purchase agreement.  The costs are primarily the Company's legal, accounting, printing and similar expenses.

(c)

Adjustments related to assets not acquired and liabilities not assumed as part of the transaction.

(d)

The sales and costs of goods sold have been adjusted related to deferred servicing costs being adjusted to fair value.  Depreciation related to property and equipment purchased has been adjusted for a change in estimated useful life.  Amortization expense of $101,667 relates to the intangibles purchased (franchise licenses, customer lists, and covenant-not-to-compete) has been adjusted in selling, general and administrative expenses based on their estimated useful lives ranging from 10 to 15 years.  Interest expense has been adjusted for debt not assumed with the transaction and financing required for the purchase.  The depreciation eliminated included in the historical Oxygen Business of Complient Corporation was $51,993.  The fair value assigned to property and equipment was $2,204,414 and depreciation was calculated based on their estimated useful lives ranging from three to ten years.

(a)

The loss on impairment of goodwill eliminated included in the historical Oxygen Busisness of Complient Corporation was $3,147,290. Loss on impairment of goodwill relates to historical Oxygen Business of Complient Corporation and should not be included in the pro forma results as this relates to the historical accounting principles generally accepted in the United States of America basis which was revalued as part of the purchase of the Oxygen Business of Complient Corporation by Sterion Incorporated.

(b)

The tax provision is based on historical tax rates of Sterion.

(c)

Debt and cash has been adjusted for a payoff of existing debt of $484,360, cash paid as part of purchase price of $500,000, borrowing related to five-year term loan of $1,500,000 and increase of borrowing available with credit facility.